EXHIBIT 6.2


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 26th day of March, 1998, by and among ROBERT L. GRUENEWALD, WILLIAM TOOMBS RICHARDSON, JR., Trustee of the William Toombs Richardson, Jr. 1995 Revocable Trust dated May 25, 1995, STEVE R. BAILEY, Trustee of the Steve R. Bailey Living Trust dated October 28, 1994, KEVIN HACKLER, JASON AYERS and TRAVIS CHRISTOPHER LUX, (hereinafter sometimes individually referred to as a "Seller" and hereinafter collectively, jointly and severally referred to as the "Sellers"); and FULLNET COMMUNICATIONS, INC., an Oklahoma corporation (the "Purchaser").

                              EXPLANATORY STATMENT

         A. The Sellers constitute all of the shareholders and all of the directors of ANIMUS COMMUNICATIONS, INC. ("Company"), an Oklahoma corporation that is engaged in the business of providing Web Hosting Services, selling computer equipment and providing configuration and maintenance thereof (the "Web Services").

         B. The Sellers own of record and beneficial]y and in the aggregate 6,000 shares of the $1.00 common stock (the "Common Stock") of the Company (such 6,000 shares of Common Stock shall be hereinafter collectively referred to as the "Sellers' Shares"). The Sellers' Shares constitute all of the issued and outstanding capital stock of the Company.

         C. The Sellers desire to sell, assign, transfer and deliver to Purchaser, and the Purchaser desires to purchase, all, but not less than all, of the Sellers Shares on the terms and subject to the conditions hereinafter contained.

         NOW, THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement, the mutual covenants, promises agreements, representations and warrantees contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereby agree as follows:

         1.        Purchase and Sale of the Sellers Shares.

                    1.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date, the Sellers shall each sell, assign, transfer and deliver to the Purchaser and the Purchase shall purchase from each of the Sellers, that number of the Sellers' Shares as is set forth opposite the name of each of the Sellers as follows:

                                                         Number of Sellers
                                                         Shares That Shall Be
          Sellers                                        Sold to Purchaser
          -------                                        -----------------
          Robert L. Gruenewald                                1,000

          William Toombs Richardson, Jr.,
          Trustee of the William Toombs
          Richardson, Jr. 1995 Revocable
          Trust Agreement dated the 25th
          day of May, 1995                                    1,000

          Steve R. Bailey, Trustee of the
          Steve R. Bailey Living Trust
          dated October 28,1994                               1,000
          Kevin Hackler                                       1,000
          Jason Ayers                                         1,000

         Travis Christopher Lux                               1,000
                                                             ------

          TOTAL SHARES                                        6,000
                                                             ======

                    1.2.    Purchase Price: Transfer of Securities.

                            1.2.1.  The total purchase  price that shall be paid
by Purchaser to the Sellers for the Sellers Shares shall be Three Hundred Fifty Thousand and no/100 Dollars ($350,000.00) (the "Purchase Price"), subject to the following terms. Of that Purchase Price, One Hundred Seventy-Five Thousand and no/100 Dollars ($175,000.00) shall be paid at the Closing by bank cashier's check or by wire transfer into bank accounts to be designated by Sellers, and allocated among the Sellers as follows:

         Names                                            Consideration
         -----                                            -------------
         Robert L. Gruenewald                              $ 23,333.00

         William Toombs Richardson, Jr.,
         Trustee of the William Toombs
         Richardson, Jr. 1995 Revocable
         Trust Agreement dated the 25th
         day of May, 1995                                    40,834.00


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


         Steve R. Bailey, Trustee of the
         Steve R. Bailey Living Trust
         dated October 28, 1994                              40,834.00
         Kevin Hackler                                       23,333.00
         Jason Ayers                                         23,333.00

         Travis Christopher Lux                              23,333.00

         TOTAL                                            $ 175,000.00
                                                          ============

                          1.2.2. Fifty Thousand and no/100 Dollars  ($50,000.00)
of the Purchase Price shall be paid six months from the date of Closing by bank cashier's check or wire transfer to bank accounts designated by Sellers and allocated among the Sellers as follows:

         Name                                             Consideration
         ----                                             -------------
         William Toombs Richardson, Jr.
         Trustee of the William Toombs
         Richardson, Jr. 1995 Revocable
         Trust Agreement dated the 25th
         day of May, 1995                                 $ 14,583.00

         Steve R. Bailey, Trustee of the
         Steve R. Bailey Living Trust
         dated October 28, 1994                             14,583.00

         Robert L. Gruenewald                                5,208.50
         Kevin Hackler                                       5,208.50
         Jason Ayers                                         5,208.50
         Travis Christopher Lux                              5,208.50
                                                             --------

         TOTAL                                            $ 50,000.00
                                                          ===========

                          1.2.3. The remaining One Hundred Twenty-Five  Thousand
and no/l00 Dollars ($125,000.00) of the Purchase Price, subject to the provisions of paragraph 1.2.4. hereof, shall be paid on April 1, 1999, by bank cashier's check or funds wire transferred into accounts designated to each Seller and allocated among the Sellers as follows:




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



         Names                                            Consideration

         Robert L. Gruenewald                             $ 29,792.00

         William Toombs Richardson, Jr.,
         Trustee of the William Toombs
         Richardson, Jr. 1995 Revocable
         Trust Agreement dated the 25th
         day of May, 1995                                    2,916.00

         Steve R. Bailey, Trustee of the
         Steve R. Bailey Living Trust
         dated October 28, 1994                              2,916.00
         Kevin Hackler                                      29,792.00
         Jason Ayers                                        29,792.00

         Travis Christopher Lux                             29,792.00


         TOTAL                                            $125,000.00
                                                          ===========

                          1.2.4.  The final  payment of One Hundred  Twenty-Five
Thousand and no/100 Dollars ($125,000.00) may be adjusted downward to reflect the one year gross revenues actually produced by Company. If Company's gross revenue at the end of 12 months of operation does not equal or exceed the purchase Price, i.e. $350,000.00, the final payment will be adjusted so that the final Purchase Price is equal to the gross revenue attributable to Company's business between April 1, 1998 and March 31, 1999. "Gross revenue" is defined as total cash receipts during the period April 1,1998 through March 31, 1999, plus the accounts receivable on the books at March 31, 1999.

                          1.2.5.  At Closing,  the Sellers  shall deliver to the
Purchaser stock certificate numbers 001, 004, 005, 007, 008, and 009 of the Company, representing the Sellers' Shares owned of record and beneficially by each of the Sellers, duly endorsed in blank, or accompanied by assignments separate from certificate duly endorsed in blank. Sellers represent and warrant to the Purchaser that at the time of such transfer, the Sellers' Shares shall be free and clear of all liens, security interests and encumbrances.

                          1.2.6.  Purchaser will execute a Promissory  Note (the
"Note") on the balance of the Purchase Price not paid at closing ($175,000.00) which Note shall be co-made by the Purchaser and TIMOTHY J. KILKENNY ("Kilkenny"), the principal shareholder of PURCHASER. The co-making of the Promissory Note by Kilkenny is a part of the consideration to Sellers from Purchaser. A copy of the Promissory Note to be delivered to Sellers at Closing is attached hereto as Exhibit "A" and made a part hereof.


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


                          1.2.7.  Prior to or at  closing,  Sellers  shall cause
Company to distribute to Sellers all accounts receivable and cash of the Company in existence through March 31, 1998. The sale of Company by Sellers specifically does not include cash or accounts receivable of Company.

                 2.    Closing

                       2.1. The closing of the purchase and sale of the Sellers' Shares provided for by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at the offices of Animus Communications, Inc., 200 N. Harvey, Suite 1704, Oklahoma City, Oklahoma, 73102, on March 26, 1998, at 11:00 A.M., or at such other date, time and place to be agreed upon in writing by all the parties.

                       2.2. At the Closing, the following actions, among others, shall occur:

                            2.2.1. The Sellers shall deliver to the Purchaser:

                                   2.2.1.1. Share Certificates owned by  sellers
properly endorsed in blank;

                                   2.2.1.2. Resignation of all Officers and
Directors of Company.

                            2.2.2. Purchaser shall deliver to Sellers:

                                   2.2.2.1. Cashier's  checks or  wire  transfer
advices in the amounts set out in paragraph 1.2.1. hereof.

                                   2.2.2.2. The  Promissory  Note  executed   by
Purchaser and Kilkenny in the form as set out on Exhibit "A" hereto.

                                   2.2.2.3. Certificate  of  Authority  of   the
Secretary of Purchaser in the form as set out on Exhibit "B" hereto and made a part hereof.

                                   2.2.3. Company shall  distribute  to  Sellers
all cash and accounts receivable of Company if such distribution has not been effected prior to closing.

                 3.    Representations and Warranties.

                       3.1. Representations and Warranties of Sellers. The Sellers represent and warrant to the Purchaser that to Sellers' best knowledge and belief:

                             3.1.1.  Ownership of Sellers' Shares.  Each  Seller
is the sole and exclusive record and beneficial owner of that number of the Sellers' shares as is set forth opposite his name in Section 1.1. hereof, subject to the provisions of a Shareholder's Agreement by and among the Sellers and the Company. The Sellers possess good title to the Sellers' Shares, and own


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

the Sellers' Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind. Subject to the Shareholder's Agreement, the Sellers have the absolute and unconditional right to sell, assign, transfer and deliver the Sellers' Shares to the Purchaser in accordance with the terms of this Agreement.

                             3.1.2.  Due Organization, Good Standing,  Authority
of the Company. The Company is a corporation duly organized, validly existing as a stock corporation, and in good standing under the laws of the State of Oklahoma. Company has full right, power and authority to own its properties and assets, and to carry on its business as a provider of Web Services. The Company is duly licensed, qualified and authorized to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it makes such licensing, qualification and authorization legally necessary. A complete and correct copy of the Company's certificate of incorporation, as amended to the date of this Agreement (the "Certificate"), and bylaws as amended to the date of this Agreement (the "Bylaws"), have been heretofore provided to Purchaser. The Certificate and the Bylaws are in full force and effect, and the Company is not in breach or violation of any of the provisions thereof.

                             3.1.3.  Validity of Agreement. The Sellers have the
legal capacity and authority to enter in to this Agreement. This Agreement is a valid and legally binding obligation of the Sellers and is fully enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

                             3.1.4.  Capitalization, the Company Stock:  Related
Matters. Company's authorized capital stock consists of 50,000 shares of common stock, $1.00 par value per share, of which 6,000 shares, namely, the Sellers' Shares, are issued and outstanding and owned of record and beneficially by each Seller as is set forth opposite the name of each Seller in Section 1.1. hereof. The Sellers' Shares have been duly, legally and validly issued, and are fully paid and nonassessable. Delivery of the Sellers' Shares by the Sellers to the Purchaser at the Closing on the closing Date pursuant to this Agreement will transfer to the Purchaser full and entire legal and equitable title to 100% of the issued and outstanding capital stock of the Company.

                             3.1.5.  No Subsidiaries.  The Company  oes not have
any subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture or other business entity.

                             3.1.6.  Agreement   not  in  conflict  with   Other
Instruments: Required Approvals Obtained. The execution, delivery and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by this Agreement will not (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute, ordinance, rule or regulation (hereinafter collectively referred to as "Laws") of any federal, state or local government (hereinafter collectively referred to as "Governments") or any agency, bureau, commission or instrumentality of any Governments (hereinafter collectively referred to as "Governmental Agencies"), or (ii) any judgment, injunction, order, writ or


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

decree of any court, arbitrator, Government or Governmental Agency by which the Company or any of its assets or Properties is bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of the Company's obligations under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the Company's properties, assets, or businesses pursuant to (i) the Company's Certificate or Bylaws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract or other instrument or agreement to which the Company is a party or by which the Company or any of the Company's assets or properties is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Company of any of its assets or properties is bound.

                             3.1.7. Conduct  of  Business  in  Compliance   with
Regulatory and Contractual Requirements. The Company has conducted and is conducting the Company's business in compliance with all applicable Laws of all Governments and Governmental Agencies.

                             3.1.8. Legal  Proceedings.   There  is  no  action,
suit, proceeding, claim, arbitration or investigation by any Government, Governmental Agency or other Person (a) pending to which Company is a party, (b) threatened against or relating to Company or any of Company's assets or businesses, (c) challenging Company's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (d) asserting any right with respect to any of the Sellers' Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

                             3.1.9. Financial    Statements:   Undisclosed
Liabilities. The Financial Statements dated as of the 31st day of December, 1997 are in accordance with the books and records of Company, and are true, correct and complete and accurately present Company's financial position for the periods then ended, all in conformity with accounting principles utilized by the Company on a consistent basis during each period and on a basis consistent with that of prior periods. Except (a) as disclosed in the Financial Statements, and (b) as disclosed in this Agreement, Company has no liabilities or obligations of any nature or kind, known or unknown, whether accrued, absolute, contingent or otherwise.

                             3.1.10. Tax  Matters.   Company  has  duly   and
timely filed with all appropriate Governmental Agencies, all tax returns, information returns and reports required to be filed by Company. Company has paid in full all taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations), interest, penalties, assessments and deficiencies owned by Company to all taxing authorities. All information reported on the Returns is true, accurate and complete. All claims by the IRS or any state taxing authorities for taxes due and payable by Company have been paid by Company. All federal income tax returns required to be filed by Company have either been examined by the IRS, or the period during which any assessments may be made by the IRS has expired without waiver or extension for all years, and any deficiencies or assessments claimed or made have been paid, settled or fully provided for in Company's Financial Statements. Company has not adopted a plan


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

of complete liquidation under the Internal Revenue code of 1986, as amended (the "Code"), or filed a consent pursuant to Section 341(f) of the code. Company is not a party to, and is not aware of, any pending or threatened action, suit, proceeding or assessment against it for the collection of taxes by any Governmental Agency.

                             3.1.11.  Accounts Receivable and Accounts  Payable.
Company's accounts receivable (collectively, the "Accounts Receivable") Are bona fide accounts receivable, the full amount of which is actually owing to Company. Company's accounts payable arose from bona fide transactions in the ordinary course of Company's business.

                             3.1.12.  No Real Property.  Company does not own or
have any interest in any real estate.

                             3.1.13.  Condition   of  Personal   Property.   The
Company has sole and exclusive, good and merchantable title to all of the Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances. AU of the Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of Company's business as a provider of Web Services and in selling computer equipment provider.

                             3.1.14. Pension Plans. Company does not own or have
any interest in any pension plans.

                             3.1.15. Benefit Plans. With respect to each benefit
plan Company may have an interest in, Company has complied with all reporting and disclosure obligations under ERISA, and all documents arid report forms submitted for such purposes are complete and accurate in all materiel respects. Also, with respect to each Benefit Plan, (a) no prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) has occurred; (b) each Benefit Plan is in conformity with ERISA and all other applicable laws; (c) Company is not in default in any material respect in performing any of its contractual or legal obligations; (d) all Persons having any fiduciary responsibility are in compliance in all material respects with the applicable provisions of ERISA; (e) there has not been a breach of any fiduciary duty; (f) there are no pending ruling requests or appeals (either formal or informal), investigations, or audits by or before any Governmental Agency; and (g) there is no claim, demand, suit, proceeding or cause of action pending, or threatened with respect to any Benefit Plan, and there is no liability except for reasonable and customary administrative expenses and benefits payable pursuant to the terms of each Benefit Plan.

                           3.1.16. Employee Relations and Employment Agreements.

                                   3.1.16.1.  None  of  Company's  employees  is
represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to employees. Sellers are not aware of any union organizational activity with respect to Company and have no reason to believe that any such activity is being contemplated.


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


                                   3.1.16.2. Company is  not  in  violation   of
applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws or any other Laws of any government or Governmental Agency relating to employment. Sellers have disclosed to the Purchaser the status of all investigations, claims, charges and employment-related suits or controversies which have occurred with respect to Company since its incorporation or which are presently pending or threatened with respect to Company under any employment related Law of any Government or Governmental Agency (including common law). Company has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters

                                   3.1.16.3. Except as provided in Exhibit  "C",
Company has not entered into any employment agreement and all employees can be terminated at will. Company has no contractual obligation or special termination or severance arrangement in respect of any employee.

                                   3.1.16.4. Company  has  paid  all  wages  due
(including all required taxes, insurance, and withholding thereon) through the date of this Agreement.

                                   3.1.17. Books and Records; Fiscal Year;
Method of Accounting. Company has made available to the Purchaser all of its tax, accounting, corporate and financial books and records. The books and records pertaining to Company's business made available to the Purchaser are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for Company's financial condition and results of operations as set forth in its Financial Statements. Company has consistently used the fiscal year ending December 31 as its taxable year, and has consistently used the cash receipts and disbursements method of accounting for tax purposes.

                                   3.1.18. Adverse Conditions.  The Sellers have
no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of Company or prevent Company from carrying on its business.

                                   3.1.19. Full   Disclosure.   This   Agreement
(including the Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Sellers or Company which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or Company's financial condition, results of operations, business or prospects.

                                   3.1 20.  No  Brokerage.  The Sellers have not
incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or the like in connection with this Agreement or the transactions contemplated hereby.


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

                 3.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Sellers that:

                      3.2.1.  Due   Organization;  Good  Standing;  Power.   The
Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma. The Purchaser has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

                      3.2.2. Authorization and Validity of Documents. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly and validly authorized by the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser.

                      3.2.3. No Brokerage. The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions or the like In connection with this Agreement or the transactions contemplated hereby.

                      3.2.4.  Adverse   Conditions.  The  Purchase   has   no
knowledge of any present or future condition, state of facts or circumstances which have affected or may affect adversely the business of Purchaser or prevent Purchaser from carrying on its business or which would prevent or render Purchaser unable to timely complete the defined purchase provisions of this Agreement.

                      3.2.5. Full Disclosure. This Agreement (including the Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Purchaser which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or Purchaser's financial condition, results of operations, business or prospects.

                 4.    Covenants against Competition.

                       4.1. Sellers' Agreement Not to Compete. For a period of three (3) years commencing on the date of Closing, Sellers shall not, within Oklahoma County, Oklahoma, directly or indirectly, own, manage, operate, joint or control, or participate in the ownership, management, operation or control of, or be a shareholder or employee of, or a consultant to, any business, firm, corporation or entity which is conducting any business which competes with the Web Services. As a violation by Sellers of the provisions of this section could cause irreparable injury to the Purchaser and there is no adequate remedy at law for such violation, the Purchaser shall have the right, in addition to any other remedies available to it, at law or in equity, to enjoin Sellers in a court of equity for violating such provisions.

               To the extent that any provision or portion of this section shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such


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

provision or portion thereof shall be legally enforceable to the maximum extent permitted by applicable law, and any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the maximum extent permitted by applicable law.

               5.  Liabilities  of  Seller.   With   the  exception  of  certain
contractual obligations of Company as set out on Exhibit "D" hereto, all liabilities of Seller shall be paid by Seller on or before Closing.

               6. Additional Covenants of the Parties. At the Closing on the Closing Date:

                   6.1.  Resignations  of Officers and Directors of Company.
The resignation of each of Company's officers and directors effective at the Closing on the Closing Date shall have been executed and delivered to Purchaser by each such officer and director.

               7.  Indemnification.

                   7.1. Indemnification by the Sellers. The Sellers shall defend, indemnify and hold harmless the Purchaser, its officers, directors, shareholders, agents, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

                         7 1.1.  Any  misrepresentation  or  breach  by  Sellers
or any of Sellers of any representation or warranty contained in this Agreement.

                         7.1.2.  Any   nonfulfillment,  failure  to  comply   or
breach by Sellers or any of Sellers of or with any covenant, promise or agreement of the Sellers or any of Sellers contained in this Agreement.

                         7.1.3.  Any act, failure to act  or  omission  prior to
the Closing Date by any Participant.

                   7.2. Indemnification by the Purchaser. The Purchaser shall defend, indemnify and hold harmless the Sellers and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising Out of, resulting from, or in connection with:

                         7.2.1. Any  misrepresentation, omission  or  breach  by
Purchaser of any representation or warranty contained in this Agreement.

                         7.2.2.  Any nonfulfillment, failure to comply or breach
by the Purchaser of or with any covenant, promise or agreement of the Purchaser contained in this Agreement.

               8.      General.

                       8.1. Survival of Representations, Warranties, and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or in connection with the Closing) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                       8.2. Entire Agreement. This Agreement (including all Exhibits hereto which are incorporated herein by this reference) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supercedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

                       8.3.    Assignability.  This  Agreement  shall   not   be
assignable by any party hereto without the prior written consent of the other parties hereto.

                       8.4. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other Person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians, successors and, in the case of Purchaser, its permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities.

                       8.5. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

                       8.6. Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

                       8.7. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                       8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                       8.9. Applicable Law. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Oklahoma.

                       8.10. Remedies. The parties hereto acknowledge that the Sellers' Shares are unique; that any claim for monetary damages may not constitute an adequate remedy; and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. Accordingly, no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or flow or hereafter available at law, in equity, by statute or otherwise.

                       8.11. Notices. All notices, offers, acceptances, exercises of options, waivers and other acts under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first class mail with postage prepaid, or sent by telex, telegram or facsimile, as follows:

                               If to the Sellers:

                               ANIMUS COMMUNICATIONS, INC.
                                Attn:   Bobby Gruenewald
                               1062 Cumberland Mansion
                               Yukon, OK 73099


                               With a copy to:

                               John M. Coffey, Esq.
                               WHTE, COFFEY, GALT & FITE, P.C.
                               6520 N. Western, Suite 300
                               Oklahoma City, OK 73116
                               (405) 842-7545
                               Fax - (405) 840-989O

                               If to the Purchaser:

                               FULLNET COMMNICATIONS, INC.
                               200 N. Harvey, Suite 1706
                               Oklahoma City, OK 73102
or to such other address as a party shall have specified by notice in writing to the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of personal delivery or on the third business day after the mailing thereof or on the date of confirmation of transmission of any telex, telegram or facsimile.

               IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  and
delivered this Agreement on the date first above written.



                              SELLERS:

                             /S/ Robert L. Gruenewald
                             --------------------------------------------------
                              Robert L. Gruenewald

                             /S/ William Toombs Richardson, Jr.
                             --------------------------------------------------
                             William Toombs Richardson, Jr.,
                             Trustee of the William Toombs
                             Richardson,  Jr. 1995 Revocable
                             Trust Agreement dated the 25th
                             of May, 1995

                              /S/ Steve R. Bailey
                             --------------------------------------------------
                              Steve R. Bailey, Trustee of the
                              Steve R. Bailey  Living  Trust dated  October 28,
                              1994

                              /S/ Kevin Hackler
                             --------------------------------------------------
                              Kevin Hackler

                              /S/ Jason Ayers
                             --------------------------------------------------
                              Jason Ayers

                              /S/ Travis C. Lux
                             --------------------------------------------------
                              Travis Christopher Lux


                                          PURCHASER:

                                          FULLNET COMMUNICATIONS, INC.


     ATTEST:


/S/ Laura L. Kilkenny                     By:/S/ Timothy J. Kilkenny
----------------------------              --------------------------------
Laura L. Kilkenny, Secretary              Timothy J Kilkenny, President